Exhibit 4(d)

                    SHARE SECURITY AGREEMENT



     This SHARE SECURITY AGREEMENT (the "Agreement") is made as of the ___ day of January, 1997, by and between KAREN S. HUGHES, an individual resident of the State of Georgia ("Pledgor"), and RIDGEWOOD PROPERTIES, INC., a Delaware corporation (the
"Pledgee").

                      W I T N E S S E T H:


     WHEREAS, the Pledgor is an employee of Pledgee;

     WHEREAS, the Pledgor has issued a promissory note of even date herewith (the "Note"); and

     WHEREAS, the Pledgor has agreed to enter into this Agreement and to pledge 75,000 shares of the common stock, par value $.01 per share (the "Shares"), of Pledgee as security for the performance of Pledgor's obligations under the Note.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and to secure the payment and performance of the Pledgor's obligations under the Note, the parties hereto agree as follows:

     1. Pledge. As collateral security for the due and punctual payment of the Note, Pledgor hereby pledges, hypothecates, transfers, sets over, delivers and assigns to Pledgee, and hereby grants Pledgee a first security interest in, the following:

     (a) the Shares and the certificates representing the Shares, and all cash, securities and other property or proceeds at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any portion of the Shares;

     (b) all securities hereafter delivered to Pledgor by Pledgee in substitution for or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such securities, together with all interest, cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for or on conversion of any or all thereof (all such Shares, indebtedness, shares, certificates, interest, cash, securities and other property received, receivable or otherwise distributed in respect of any or all thereof being included within the definition of "Collateral" for purposes of this Agreement).

     TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

     2. Indebtedness and Obligations Secured. This Agreement and the Collateral secure repayment of the indebtedness and the obligations of Pledgor indicated below (collectively, the "Obligations"), equally and ratably as to all such indebtedness and obligations and without preference or priority as to any class of such indebtedness or obligations or any component thereof:

     (a) the indebtedness evidenced by the Note (and any promissory note of Pledgor issued in exchange for, or replacement of, or substitution for, the Note, which shall be included in the term "Note" as used herein), with interest and premiums thereon as therein provided;

     (b) all other amounts payable by Pledgor under the Note, including without limitation, all fees, costs, expenses and indemnities payable by Pledgor thereunder;

     (c) all indebtedness of Pledgor arising under this Agreement and all costs and expenses of Pledgee in enforcing this Agreement and the Note; and

     (d) all renewals and extensions, in whole or in part, of the Note or of any other indebtedness or obligation described above in this Section.

     3.  Representations and Warranties.  As of the date hereof,
(i) Pledgor is the holder of record of all of the Shares; Pledgor has good, right and lawful authority to enter into this Agreement and to pledge the Collateral in the manner hereby contemplated and will defend Pledgor's title thereto against the claims of all persons whomsoever, (ii) there are no liens, claims, pledges, security interests, encumbrances or rights of third parties whatsoever with respect to the Collateral, (iii) this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, and (iv) no consent or approval of any court, governmental body or regulatory authority (federal, state or local) is or was necessary to the validity of the pledge granted hereby.

     4. Appointment of Agents; Registration in Nominee Name. Pledgee shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Collateral, which certificates or instruments may be held (in the discretion of Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of Pledgee, or in the name of Pledgee or any agent appointed by Pledgee to retain physical possession of such certificates or instruments, or in the name of any nominee of Pledgee or any such agent. In addition, Pledgee shall at all times have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. The Pledgor hereby agrees that any registrar or transfer agent for any securities included in the Collateral shall be entitled to rely on the provisions of this Section as conclusive evidence of the authority of Pledgee to effect re-registration of any such securities in the name of Pledgee or that of its agents or its or their nominees or to exchange certificates or instruments representing or evidencing such Collateral for certificates or instruments of smaller or larger denominations, notwithstanding any notice or direction to such registrar or transfer agent from the Pledgor to the contrary.

     5. Pledgor's Rights and Powers. So long as no Event of Default (as defined in Section 6 of this Agreement) shall have occurred and be continuing, Pledgor may, during the term of this Agreement, exercise all rights and privileges of a shareholder of Pledgee with respect to the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, all rights of Pledgor to exercise the rights and powers that Pledgor is entitled to exercise pursuant to this Section 5 shall cease, and all such rights shall thereupon become vested in Pledgee, who shall have the sole and exclusive right and authority to exercise such rights and powers.

     6. Events of Default. The occurrence or continuation of any of the following events shall constitute an Event of Default hereunder:

     (a) Failure of Pledgor to pay, when due, any amount payable under the Note;

     (b) Any other Event of Default as defined in the Note or any other applicable agreement; and

     (c) Any default in the due observance or performance of any term, covenant, warranty, agreement or condition contained in this Agreement, which default continues for ten (10) calendar days after Pledgee gives notice of such failure to Pledgor.

     7. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default hereunder, Pledgee may, without giving any notice to Pledgor other than as required in paragraph (b) below and in addition to the exercise by Pledgee of its rights and remedies under any other section of this Agreement or under the Note, or otherwise available to it at law or in equity:

     (a) apply the cash (if any) then held by it as Collateral hereunder to the payment of any Obligations, whether or not then due and in any order selected by Pledgee; and

     (b) if there shall be no such cash or the cash so applied shall be insufficient to pay all such Obligations in full, exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Georgia at that time and sell (in compliance with applicable securities laws) the Collateral, or any part thereof, at public or private sale, at any broker's board, upon any securities exchange, at Pledgee's offices or elsewhere, for cash, upon credit or for future delivery, as Pledgee may deem appropriate in the circumstances and commercially reasonable. In connection therewith, Pledgee shall have the right to impose such limitations and restrictions on the sale of the Collateral as Pledgee may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale, including, without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective offerees or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws. Upon consummation of any such sale, Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Pledgee shall give Pledgor at least ten (10) calendar days' prior written notice of Pledgee's intention to make any public or private sale of such Collateral. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Pledgee may (in its sole and absolute discretion) determine, and Pledgee may itself bid for (which bid may be in whole or in part in the form of cancellation of Obligations) and purchase the whole or any part of the Collateral.

     Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Pledgee until the sale price is paid by the purchaser or purchasers thereof, but Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

     8. Application of Proceeds of Sale; Deficiency. The proceeds of the sale of the Collateral sold pursuant to Section
7 hereof shall be applied by Pledgee as follows:

     First: to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and the payment of all costs and expenses incurred by Pledgee in connection with the administration and enforcement of this Agreement, to the extent that such costs and expenses shall not have been previously reimbursed or paid to Pledgee;

     Second:  to the payment or prepayment in full of all other
Obligations, whether or not then due and in any order selected by Pledgee; and

     Third: the balance (if any) of such proceeds shall be paid to Pledgor or as a court of competent jurisdiction may direct.

     Pledgor shall be liable for any deficiency.

     9. Pledgee Appointed Attorney-In-Fact. Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement or instrument on behalf of Pledgor that Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Pledgor agrees and understands that Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor which represents any dividend, principal or interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

     10.  Responsibility of Pledgee; Care of Collateral.
Neither Pledgee, nor any director, officer, employee or agent of Pledgee, shall be liable for any action taken or omitted to be taken by it or them with respect to this Agreement or any of the Collateral, except for its or their gross negligence or willful misconduct, and Pledgee shall not be liable for any action or omission to act on the part of any agent appointed by Pledgee to act hereunder or with respect to the Collateral (or any part thereof), if selected by Pledgee with reasonable care. Notwithstanding the provisions of Section 5 hereof, Pledgee shall have no duty to exercise any voting or any other consensual rights and powers becoming vested in Pledgee with respect to the Collateral or any part thereof, to exercise any right to redeem, convert or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend, principal or interest or any other distribution payable or distributable on or with respect to the Collateral or any part thereof or otherwise to preserve any rights with respect to the Collateral against any third parties, and Pledgee shall not be liable or accountable to Pledgor in respect of any of the foregoing. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Pledgee shall take such action for such purpose as Pledgor may request in writing, but the failure of Pledgee to take any action requested by Pledgor shall not, in and of itself, be deemed to constitute a failure on the part of Pledgee to exercise reasonable care with respect to the custody and preservation of the Collateral or any part thereof.

     11. Expenses. Pledgor agrees to pay Pledgee, upon its demand, all of Pledgee's out-of-pocket expenses (including its reasonable attorneys' fees) incurred in connection with the administration or enforcement of this Agreement, the care and custody of the Collateral (or any part thereof), the registration, re-registration or transfer of the Collateral (or any part thereof) and the sale or collection of the Collateral (or any part thereof). Should Pledgor fail to do any act or thing that Pledgor has covenanted to do hereunder, or should any representation or warranty on the part of Pledgor contained herein be breached, Pledgee may (but shall not be obligated to) do the same or cause it to be done, or remedy any such breach, and there shall be added to the liabilities of Pledgor hereunder the cost or expense to Pledgee in so doing, and any and all amounts expended by Pledgee in taking any such action shall be repayable to it by Pledgor upon Pledgee's demand.

     12. Release of Collateral. After the repayment of Pledgor's indebtedness and obligations to Pledgee under the Note, Pledgee will release to Pledgor the Collateral pledged hereunder and deliver to Pledgor certificates for the number of shares listed above.

     13. Restriction on Transfer. Pledgor shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Shares except in compliance with this Agreement and the Ridgewood Properties, Inc. 1993 Stock Option Plan, as amended (the "Plan"). Any purported sale, transfer, pledge, hypothecation or other disposition of the Shares in contravention of the terms of this Agreement or the Plan shall be null, void and of no force and effect.

     14.  Miscellaneous.

               a. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Pledgor at Pledgor's address shown on Pledgee's employment records and to Pledgee at the address of its principal corporate offices (Attention: President) or at such other address as such party may designate by advance written notice to the other party hereto.

               b. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, including without limitation stock and bond powers, as Pledgee may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Pledgee its rights, powers and remedies hereunder.

               c.  Binding Agreement; Assignment.  This
     Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, administrators, successors and assigns, as the case may be, except that the Pledgor shall not be permitted to assign this Agreement or any interest in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Pledgee as collateral under this Agreement, without the prior written consent of Pledgee.

               d. Waiver, Modification, etc. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed on behalf of the party to be charged.
     The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute the Agreement.

               e. Governing Law; Consent to Jurisdiction and Venue. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF GEORGIA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS). AS PART OF THE CONSIDERATION FOR THE BENEFITS RECEIVED BY THE PLEDGOR, PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF GEORGIA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE TO THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR
FIVE (5) CALENDAR DAYS AFTER DEPOSIT IN THE UNITED STATES
MAILS, PROPER POSTAGE PREPAID.  TO THE EXTENT PERMITTED BY
LAW, EACH SUCH PARTY TO THIS AGREEMENT WAIVES ANY OBJECTION SUCH PARTY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF PLEDGEE TO BRING ANY ACTION OR PROCEEDING AGAINST PLEDGOR OR PLEDGOR'S PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION THAT HAS JURISDICTION
OVER PLEDGOR OR PLEDGOR'S PROPERTY.

     IN WITNESS WHEREOF, Pledgee has caused this Agreement to be duly executed and delivered by its duly authorized officers, and Pledgor has executed and delivered this Agreement, all as of the day and year first above written.


                                /s/ Karen S. Hughes  (SEAL)
                                KAREN S. HUGHES, Pledgor

                                Address: 2377 Emory Lane
                                         Marietta, GA 30068



                                RIDGEWOOD PROPERTIES, INC.



[CORPORATE SEAL]                By:  /s/ N. R. Walden

                                     Its:  President

ATTEST:

/s/ Gregory T. Weigle
Assistant Secretary